Rain Oncology Inc SC TO-T

Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

RAIN ONCOLOGY INC.

a Delaware corporation

at

$1.16 in cash per share of common stock, par value $0.001 per share, plus one contingent value right per share, which represents the right to receive potential payments in cash, upon the achievement of specified milestones

Pursuant to the Offer to Purchase

Dated December 27, 2023

by

WK MERGER SUB, INC.

a wholly owned subsidiary of

PATHOS AI, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON JANUARY 25, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 27, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 27, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by WK Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Pathos AI, Inc., a Delaware limited liability company (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition (as defined in the Offer to Purchase), all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Rain Oncology Inc., a Delaware corporation (“Rain”), other than Shares held in the treasury of Rain or Shares owned, directly or indirectly, by Parent or Merger Sub immediately prior to the certificate of merger being duly filed with the Delaware Secretary of State (the “Effective Time”) which will be cancelled without any consideration (the “Excluded Shares”), for (i) $1.16 in cash per Share (the “Cash Consideration”), without interest, plus (ii) one contingent value right per Share (each, a “CVR”), which CVR shall represent the right to receive potential payments pursuant to the contingent value rights agreement, to be entered into among Parent, Merger Sub, Equiniti Trust Company, LLC and Fortis Advisors LLC, the form of which is attached as Exhibit C to the Merger Agreement (as defined below) (the Cash Consideration plus one CVR, collectively, the “Offer Price”), all upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal enclosed herewith.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The “Offer Price” for the Offer is $1.16 in cash per Share, without interest, plus one CVR per Share, all upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 13, 2023 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among Rain, Parent and Merger Sub, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Rain, without a meeting of Rain’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and Rain will be the surviving corporation and a wholly owned subsidiary of Parent (such merger, the “Merger”). At the Effective Time, all the Shares not tendered pursuant to the Offer (other than: (i) the Excluded Shares; and (ii) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither effectively withdrawn nor lost such rights prior to the Effective Time) will be converted into the right to receive consideration equal to the Offer Price, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on January 25, 2024 (“Expiration Date”), unless the Offer is extended by Merger Sub or earlier terminated.

5.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6.	Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company, LLC, the depositary and paying agent for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Merger Sub pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Merger Sub is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Merger Sub becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Merger Sub will make a good faith effort to comply with any such law. If, after such good faith effort, Merger Sub cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

Rain Oncology Inc.

a Delaware corporation

at

$1.16 in cash per share of common stock, par value $0.001 per share, plus one contingent value right per share, which represents the right to receive potential payments in cash, upon the achievement of specified milestones

Pursuant to the Offer to Purchase

Dated December 27, 2023

by

WK MERGER SUB, INC.

a wholly owned subsidiary of

PATHOS AI, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 27, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by WK Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Pathos AI, Inc., a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in Offer to Purchase, all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Rain Oncology Inc., a Delaware corporation, for $1.16 in cash per Share, without interest, plus one contingent value right per Share, all upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Merger Sub and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                           SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:

(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.